Exhibit 4.5
                     BOZELL, JACOBS, KENYON & ECKHARDT, INC.

                                STOCK OPTION PLAN

                  As Established Effective As Of March 30, 1992

                                   * * * * * *

                                   ARTICLE I.

                                    Purposes
                                    --------

         The purposes of this Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan (the "Plan"), are to encourage eligible employees of Bozell, Jacobs, Kenyon & Eckhardt, Inc. (the "Company") to increase their efforts to make the Company more successful, to provide an additional inducement for such individuals to remain with the Company, and to increase such individuals' proprietary interest in the Company's success.

         The word "Company" when used in the Plan with reference to employment shall include subsidiaries of the Company. The word "subsidiary" shall mean any subsidiary of the Company, within the meaning of Section 424 (f) of the Internal Revenue Code of 1986, as amended (the "Code").

         It is intended that no option granted under this Plan shall qualify as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE II.

                                 Administration
                                 --------------

         The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company.

         Subject to the provisions of the Plan, the Committee shall have the sole authority, in its absolute discretion: (i) to determine which of the eligible employees of the Company shall be granted options; (ii) to authorize the granting of options; (iii) to determine the times when options shall be granted and the number of shares to be optioned; (iv) subject to the authority of the Executive Committee to do the same, to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the Plan but need not be identical); (v) to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (vi) to construe and interpret the Plan and the rules and regulations and the option agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

                                  ARTICLE III.

                                      Stock
                                      -----

         (a) The stock to be optioned under the Plan shall be shares of authorized but unissued or previously issued Class B Common Stock of the Company, par value $.00l per share (the "Stock"). The total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed in the aggregate 1,200,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE XI hereof. In the event that any outstanding option under the Plan is terminated for any reason prior to the end of the period during which options may be granted hereunder, the number of shares of Stock subject to the unexercised portion of such option may again be subjected to another option or options under the Plan.

         (b) All shares of Stock which are purchased pursuant to options granted hereunder shall be subject to the Stockholders' Agreement, dated February 18, 1988, by and between the Company and certain of its stockholders, as amended from time to time, or to any successor thereto (the "Stockholders' Agreement")

                                  ARTICLE IV.

                           Eligibility of Participants
                           ---------------------------

         Those employees of the Company who are eligible for grants of options are members of the Executive Committee of the Company and other officers and key employees of the Company (including directors of the Company who are also employees thereof), in each case as determined by the Compensation Committee of the Company upon the recommendation of the Chief Executive Officer of the Company. The number of options which may be granted to a participant under the Plan shall be determined by the compensation Committee, upon the recommendation of the Chief Executive officer of the Company.

                                   ARTICLE V.

                                     Options
                                     -------

         Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee (or, as provided in Article II hereof, the Executive Committee) shall from time to time approve, which agreements need not contain uniform terms and conditions, but shall comply with and be subject to all the terms and conditions of the Plan. More than one option may be granted to any optionee.

                                  ARTICLE VI.

                                  Option Price
                                  ------------

         In the case of each option granted under the Plan, the option price per share of Stock shall be equal to 100% of the appraised value of the Stock on the March 31 coincident with or immediately preceding the date of grant of such option. In no event, however, shall the option price per share of Stock be less than an amount equal to the par value of a share of Stock. For purposes of this
ARTICLE VI, "appraised value" shall mean the value of the Stock, as determined by an independent appraiser, pursuant to the Stockholders' Agreement. For this and all other Plan purposes, the date of grant of an option shall be the date as of which the option agreement for such option is executed by the Company.

                                  ARTICLE VII.

                                 Term of Options
                                 ---------------

         Each option issued hereunder shall become exercisable as to all of the shares of Stock subject to such option as of the earliest of the following events: (i) the sixth anniversary of the date of grant of such option; (ii) the death or termination of employment for disability (as hereinafter defined) of the optionee; (iii) a Change of Control of the Company (as hereinafter defined);
(iv) in the case of a Long Term Employment Contract Optionee (as hereinafter defined), and Linda Robinson, James Lake and Kenneth Lerer, if such optionee ceases to be employed by the Company prior to the sixth anniversary of the date of grant of such option in the case of a Long Term Employment Contract Optionee or the third anniversary of the date of grant of such option in the case of Linda Robinson, James Lake and Kenneth Lerer, by reason of such optionee having been terminated without cause (as hereinafter defined) (such optionee being an "Early Termination Optionee"), the date, if at all, that the Company notifies the optionee in writing that such optionee has breached in any material respect a Restrictive Covenant (as hereinafter defined) (without taking into account the reason why such optionee is no longer employed by the Company); or (v) the occurrence of such other events as the Committee may determine from time to time. Any other provision of the Plan notwithstanding, no option issued hereunder shall be exercisable after the date ten years from the date of grant of such option.

         The option held by any optionee shall immediately terminate (i) in the case of an optionee who as of the date of grant of such option is party to an employment agreement with the Company having a term of employment of at least six years from the date of grant of such option (the "Long Term Employment Contract Optionees"), and Linda Robinson, James Lake and Kenneth Lerer, if (x) the optionee's employment shall be terminated for cause or (y) the optionee terminates his or her employment with the Company in breach of the terms of his or her employment agreement with the Company or any subsidiary thereof, in either case prior to the date that his or her option becomes exercisable; and
(ii) in the case of all other optionees, if the optionee shall cease to be employed by the Company for any reason (whether or not for cause) other than death, disability or retirement (as hereinafter defined), prior to the date that his or her option becomes exercisable. If an optionee shall die or terminate employment for disability, the option held by such optionee (or, in the case of death, the optionee's transferee) shall terminate on the first anniversary of the optionee's date of death or termination of employment for disability, as applicable. If a Long Term Employment Contract Optionee ceases to be employed by the Company for cause after an option held by such Optionee is exercisable, such option shall terminate 30 days after the date of such termination of employment. The option held by an Early Termination Optionee who, following the termination of his employment without cause, breaches in any material respect a Restrictive Covenant as provided in clause (iv) of the first sentence of this Article VII shall terminate thirty days after the Company furnishes such Early Termination Optionee with written notice of such breach. In the case of Linda Robinson, James Lake or Kenneth Lerer, if an option becomes exercisable on the sixth anniversary of the date of its grant but the optionee does not continue in the employ of the company beyond the third anniversary of the date of grant of the option, the option held by such optionee shall terminate 90 days after the sixth anniversary of the date of grant of the option. If an optionee shall breach in any material respect any restrictive covenant pertaining to (i) solicitation of or rendering of services for or on behalf of any then past or present client of the Company or any of its subsidiaries, (ii) solicitation, inducement or hiring of any then past or present employees of the Company or any of its subsidiaries,
(iii) otherwise engaging in the advertising, public relations, promotional, marketing, research or any related business, whether for or on behalf of another advertising or public relations agency, or of any product competitive with any product represented by the Company or any of its subsidiaries, or (iv) otherwise restricting the use of optionee's name, which he has under any agreement or arrangement with the Company (or any of its subsidiaries) (the restrictive covenants referred to in (i) through (iv) being "Restrictive Covenants"), the option held by such optionee shall terminate (i) in the case of a Long Term Employment Contract Optionee or Linda Robinson, James Lake or Kenneth Lerer, thirty days after the Company furnishes such person with written notice of such breach provided that such person fails to cure said breach within said thirty-day period, and (ii) in the case of all other optionees, immediately.

         On and after the date that an option terminates, the optionee shall have no rights thereunder.

         For purposes of this ARTICLE VII, "retirement" shall mean retirement from active employment with the Company after reaching normal retirement age, pursuant to the terms and conditions of the Company's retirement policy, as it may exist from time to time. Termination of employment for "disability" shall mean, with respect to an optionee who is subject to an employment agreement or arrangement with the Company at the time of his termination of employment which defines such term, the meaning which it has under such employment agreement or arrangement. With respect to any other optionee, termination of employment for "disability" shall have the meaning contained in the Stockholders' Agreement or, if the Stockholders', Agreement is not in effect, shall mean termination of employment due to the unwillingness, inability or other failure of such individual, because of ill health or physical or mental disability, to participate actively in the business of the Company in substantially the same manner as at the time he acquires his option (i) for a period of 60 consecutive business days or (ii) for a total of 90 business days, whether consecutive or not, during any 12 consecutive calendar months during the term of the option. Termination of employment for "cause" shall mean, with respect to an optionee who is subject to an employment agreement or arrangement with the Company at the time of his termination of employment which defines such term, the meaning which it has under such employment agreement or arrangement. With respect to any other optionee, a termination of employment shall be for "cause" only in the event that the Company determines that the optionee (i) has committed a felony or any crime involving dishonesty, (ii) has committed an act or omission constituting willful misconduct that is injurious to the Company or any of its subsidiaries, or (iii) has continued unsatisfactory performance of his assigned duties at the conclusion of a prescribed probationary period. A "Change of Control of the Company" shall mean the sale of all or substantially all the assets of the Company or if any person or a group of persons (as defined under Section 13(d)
(3) of the Securities Exchange Act of 1934, as amended) (other than persons who are stockholders of the Company on the date of the adoption of the Plan) becomes the beneficial owner (within the meaning of Rule 13d-3 under said act), by whatever means, of shares of common stock of the Company (or in the case of any merger, consolidation or reorganization, of the surviving or new entity) constituting in excess of 50% of the voting rights of all outstanding shares of common stock of the Company (or in the case of any merger, consolidation or reorganization, of the surviving or new entity).

                                 ARTICLE VIII.

                               Exercise of Options
                               -------------------

         An optionee (or, in the case of death of the optionee, his transferee) may exercise his option in whole at any time or in part from time to time, during the exercise period with respect thereto set forth in ARTICLE VII. An optionee (or, in the case of death of the optionee, his transferee) shall exercise his option by delivering to the Company at the address provided in the option agreement a written, signed notice of exercise, stating the number of shares of Stock with respect to which he has elected to exercise his option, together with payment therefor as provided in ARTICLE IX. Upon receipt by the Company of any notice of exercise, the exercise of the option as set forth in that notice shall be irrevocable.

                                  ARTICLE IX.

                               Payment for Shares
                               ------------------

         Payment for shares of Stock purchased upon exercise of an option granted hereunder shall be made in full, in cash, at the time of exercise of such option.

                                   ARTICLE X.

                      Non-Transferability of Option Rights
                      ------------------------------------

         No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by the optionee.

                                  ARTICLE XI.

                   Adjustment for Stock Dividend, Merger, Etc.
                   -------------------------------------------

         The aggregate number of shares of Stock which may be purchased pursuant to options granted hereunder, the number of shares of Stock covered by each outstanding option and the price per share of each outstanding option shall be proportionately and appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split or other subdivision or a consolidation of shares of Stock, or for any other capital adjustments or payments of dividends or other distributions in the form of Stock or other increases or decreases in the outstanding shares of Stock or an exchange for a different number or kind of shares effected without receipt of consideration by the Company.

         Subject to the occurrence of a Change of Control of the Company, if the Company shall be a party to any merger, consolidation or other reorganization, any option granted hereunder shall pertain to and apply to the securities of the surviving corporation or the parent of the surviving corporation, as the case may be, to which a holder, immediately prior to such merger, consolidation or other Reorganization, of the number of shares of Stock then subject to the option would have been entitled upon such merger, consolidation or other reorganization, and the price per share shall proportionately or appropriately be adjusted. In case of any recapitalization of the Company pursuant to which the then outstanding shares of Stock are changed into other shares of stock, an optionee, upon any exercise of his option, shall receive, in lieu of the shares of Stock which he would otherwise be entitled to receive, the shares of stock which the Optionee would have received upon such recapitalization, if immediately prior thereto he had owned the shares of Stock to which such exercise of the option relates and had exchanged such shares in accordance with the terms of such recapitalization.

         The Company shall not be required to adjust the number of shares of Stock subject to an option or the price per share thereof for any reason not specifically enumerated in this ARTICLE XI.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                  ARTICLE XII.

                        No Obligation to Exercise Option
                        --------------------------------

         Granting of an option shall impose no obligation on the recipient to exercise such option.

                                 ARTICLE XIII.

                                 Use of Proceeds
                                 ---------------

         The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes or such other purposes as determined by the Company.

                                  ARTICLE XIV.

                             Rights as a Stockholder
                             -----------------------

         An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option unless and only to the extent that he shall have become the holder of record of such shares, and (except as other provided in ARTICLE XI) he shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                  ARTICLE XV.

                                Employment Rights
                                -----------------

         Nothing in the Plan or in any option agreement granted hereunder shall confer on any optionee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate an optionee's employment at any time.

                                  ARTICLE XVI.

                               Compliance with Law
                               -------------------

         The Company shall have no liability for failure to (or delay in) issue or transfer any shares of Stock subject to options under the Plan resulting from its inability to obtain (or any delay in obtaining) all requisite regulatory authority, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions and applicable restriction under securities laws and legends required by the Stockholders' Agreement.

                                 ARTICLE XVII.

                             Expiration Date of Plan
                             -----------------------

         No option shall be granted hereunder after March 29, 2002.

                       Amendment or Discontinuance of Plan
                       -----------------------------------

         The Board of Directors of the Company or the Committee may at any time, without the consent of the optionees, terminate the Plan entirely and at any time, or from time to time, amend or modify the Plan; provided, however, that no such action shall adversely affect options theretofore granted hereunder. The Executive Committee of the Company may at any time, without the consent of the optionees, terminate the Plan entirely; provided, however, that such termination shall not adversely affect options theretofore granted.

                                 ARTICLE XVIII.

                                  Construction
                                  ------------

         Except as otherwise clearly required by the context, the masculine gender when used herein shall include the feminine, and the singular form shall include the plural.

                                  ARTICLE XIX.

                                  Governing Law
                                  -------------

         The validity, construction and performance of this Plan shall be governed by and interpreted in accordance with the internal laws of the State of New York, without reference to the conflicts of law provisions thereof, except insofar as they may require application of the corporation law of the State of Delaware.